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                                                                      EXHIBIT 16

                                   CH YAP & CO
                                   Public Accountants
                                   No. 16-1, 1st floor, Jalan 1/76C, Desa Pandan 55100 Kuala Lumpur
                                   Tel: 603-9862960, 9825986  Fax: 603-9811552




November 6, 2000

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
450, 5th Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam

We would like to inform you that we have read Item 4 included in the Form 8-K dated November 6, 2000 of Kalan Gold Corporation and there are no disagreements regarding the statements contained therein.


                                       Yours faithfully


                                       /s/ CH Yap & Co